UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2009

Park National Corporation
 (Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 349-8451

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

The following is a summary description of the terms of the common shares of Park National Corporation (“Park” or the “Company”). The description is qualified in its entirety by reference to the provisions of Park’s Articles of Incorporation (the “Articles”) and Regulations (the “Regulations”) as in effect on the date of this Current Report on Form 8-K, as well as the current provisions of Ohio law. Current versions of the Articles and the Regulations have been filed by Park with the Securities and Exchange Commission (the “Commission”).

Authorized Capital Stock

Park’s authorized capital stock consists of 20,200,000 shares, consisting of:

•	20,000,000 common shares, each without par value; and

•	200,000 preferred shares, each without par value, of which 100,000 have been designated as Fixed Rate Cumulative Perpetual Preferred Shares, Series A.

The Park common shares are listed on NYSE Amex LLC under the symbol “PRK.”

Dividends

As an Ohio corporation, Park may, in the discretion of the Park Board of Directors, generally pay dividends to its shareholders out of surplus, however created, but must notify the shareholders if a dividend is paid out of capital surplus. The ability of Park to obtain funds for the payment of dividends and for other cash requirements largely depends on the amount of dividends which may be declared and paid by its subsidiaries. There are a number of statutory and regulatory requirements applicable to the payment of dividends by banks and bank holding companies, which are applicable to Park. In addition, the Federal Reserve Board expects Park to serve as a source of strength to its subsidiary banks and may require it to retain capital for further investments in its subsidiary banks, rather than use those funds for dividends for its shareholders.

On March 9, 2007, Vision Bancshares, Inc., an Alabama corporation (“Vision”), merged with and into Park (the “Vision Merger”). In connection with the Vision Merger, Park entered into a First Supplemental Indenture, dated to be effective as of 6:00 p.m., Eastern Standard Time, on March 9, 2007 (the “First Supplemental Indenture”) with Vision and Wilmington Trust Company, a Delaware banking corporation, as Trustee. Under the terms of the First Supplemental Indenture, Park assumed all of the payment and performance obligations of Vision under the Junior Subordinated Indenture, dated as of December 5, 2005 (the “Indenture”), pursuant to which Vision issued $15,464,000 aggregate principal amount of floating rate junior subordinated notes to Vision Bancshares Trust I, a Delaware statutory trust (the “Vision Trust”), the entire amount of which remained outstanding as of March 31, 2009. The floating rate junior subordinated notes were issued by Vision in connection with the sale by the Vision Trust of $15.0 million of floating rate preferred securities to institutional investors on December 5, 2005.

Both the floating rate junior subordinated notes and the floating rate preferred securities mature on December 30, 2035 (which maturity may be shortened to a date not earlier than December 30, 2010), and carry a floating interest rate per annum, reset quarterly, equal to the sum of three-month LIBOR plus 1.48 percent. Payment of interest on the floating rate junior subordinated notes, and payment of cash distributions on the floating rate preferred securities, may be deferred at any time or from time to time for a period not to exceed twenty consecutive quarters.

Under the terms of the Indenture, Park, as successor to Vision in accordance with the First Supplemental Indenture, is prohibited, subject to limited exceptions specified in the Indenture, from declaring or paying dividends to the holders of Park common shares: (i) if an event of default under the Indenture has occurred and continues; or (ii) during any period in which the payment of interest on the floating rate junior subordinated notes by Park (and the payment of cash distributions on the floating rate preferred securities by the Vision Trust) is being deferred.

On December 23, 2008, Park completed the sale to the United States Department of the Treasury (the “Treasury”) of 100,000 Fixed Rate Cumulative Perpetual Preferred Shares, Series A, each without par value and having a liquidation preference of $1,000 per share (the “Series A Preferred Shares”), as part of the Treasury’s Capital Purchase Program enacted as part of the Troubled Assets Relief Program under the Emergency Economic Stabilization Act of 2008. Holders of the Series A Preferred Shares are entitled to receive if, as and when declared by the Board of Directors of Park, cumulative cash dividends at a rate per annum of 5% per share on the liquidation preference for each dividend period from December 23, 2008 to, but excluding, February 15, 2014. From and after February 15, 2014, holders of the Series A Preferred Shares are entitled to receive cumulative cash dividends at a rate per annum of 9% per share on the liquidation preference with respect to each dividend period thereafter.

Park may pay dividends, other than a dividend payable solely in Park common shares, on the Park common shares only if it has paid or provided for all dividends on its outstanding Series A Preferred Shares for the then-current period and all prior periods. Prior to the earlier of December 23, 2011, or the date on which the Series A Preferred Shares have been redeemed or the Treasury has transferred all of the Series A Preferred Shares to third parties that are not affiliates of the Treasury, the Company may not, without the consent of the Treasury, declare or pay a dividend or make any distribution on the Park common shares, other than regular quarterly cash dividends of not more than $0.94 per share (the amount of the last quarterly cash dividend per share declared on the Park common shares prior to October 14, 2008).

Preemptive Rights

Under current Ohio law, shareholders of Ohio corporations do not have preemptive rights unless a corporation’s articles of incorporation specifically provide otherwise. However, at the time of the adoption of the Articles, Ohio law stated that shareholders of Ohio corporations had preemptive rights unless a corporation’s articles of incorporation provided otherwise.

The Articles provide that the holders of Park common shares have preemptive rights unless the Park common shares that are offered or sold are: (i) treasury shares; (ii) issued as a share dividend or distribution; (iii) offered or sold in connection with any merger or consolidation to which Park is a party or any acquisition of or investment in, another corporation, partnership, proprietorship or other business entity or its assets by Park, whether directly or indirectly, by any means; (iv) offered or sold pursuant to the terms of a stock option plan or employee benefit, compensation or incentive plan that has been approved by the holders of three-fourths of the issued and outstanding shares of Park having the authority to vote thereon; or (v) released from preemptive rights by the affirmative vote or written consent of holders of two-thirds of the shares entitled to preemptive rights.

Liquidation Rights

In the event of liquidation, holders of Park common shares are entitled to share ratably in Park’s net assets, if any, after satisfaction of the claims of creditors and the preferences of holders of the Series A Preferred Shares, and any other class or series of preferred shares outstanding at the time of liquidation. Upon liquidation, holders of Series A Preferred Shares would be entitled to receive an amount per share equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the Series A Preferred Shares would be entitled to receive the total liquidation amount out of Park’s assets that are available for distribution to shareholders, after payment or provision for payment of Park’s debts and other liabilities to creditors, but before any distribution of assets is made to holders of Park common shares.

Under the terms of the Indenture, Park, as successor to Vision in accordance with the First Supplemental Indenture, is prohibited, subject to limited exceptions specified in the Indenture, from making any liquidation payments with respect to any of Park’s capital stock (including the Park common shares and the Series A Preferred Shares): (i) if an event of default under the Indenture has occurred and continues; or (ii) during any period in which the payment of interest on the floating rate junior subordinated notes by Park (and the payment of cash distributions on the floating rate preferred securities by the Vision Trust) is being deferred.

Subscription, Conversion and Redemption Rights

The holders of Park common shares do not have subscription or conversion rights, and there are no mandatory redemption provisions applicable to the Park common shares. Pursuant to the Articles, unless the Series A Preferred Shares have been transferred by the Treasury to unaffiliated third parties or have been redeemed in whole, until December 23, 2011, the Treasury’s consent will be required for Park to redeem or repurchase: (i) Park common shares; (ii) other capital stock or equity securities of Park; or (iii) any trust preferred securities issued by Park or its affiliates, other than repurchases of Park common shares in connection with benefit plans consistent with past practice and certain other circumstances specified in Article Fourth. Further, Park may not repurchase Park common shares if Park is in arrears on the payment of Series A Preferred Share dividends.

Under the terms of the Indenture, Park, as successor to Vision in accordance with the First Supplemental Indenture, is prohibited, subject to limited exceptions specified in the Indenture, from redeeming, repurchasing or otherwise acquiring any of Park’s capital stock (including the Park common shares and the Series A Preferred Shares): (i) if an event of default under the Indenture has occurred and continues; or (ii) during any period in which the payment of interest on the floating rate junior subordinated notes by Park (and the payment of cash distributions on the floating rate preferred securities by the Vision Trust) is being deferred.

Number of Directors

Under Ohio law, a corporation’s articles of incorporation or regulations determine the number of directors, but, in most circumstances, the number may not be less than three unless the corporation has less than three shareholders. Unless the articles of incorporation or regulations provide otherwise, the shareholders may fix or change the number of directors at a shareholder meeting called for the election of directors by the affirmative vote of a majority of the shares represented at the meeting and entitled to vote.

The Regulations provide for the Park Board of Directors to consist of not less than five and not more than 16 directors. The Park Board of Directors may not increase the number of directors to a number which exceeds by more than two the number of directors last elected by shareholders. The number of Park directors was last fixed at 13 directors and currently consists of 13 directors. Notwithstanding the foregoing, in the event that Park fails to pay the requisite cumulative dividends on the Series A Preferred Shares for an aggregate of six dividend periods or more, whether or not consecutive, the authorized number of directors of Park will automatically be increased by two and the holders of the Series A Preferred Shares will have the right to elect two directors (the “Preferred Directors”). Pursuant to the terms of the Series A Preferred Shares, the right of holders to elect the Preferred Directors ends when all accrued and unpaid dividends have been paid in full.

Classification of the Board of Directors

Under Ohio law, a corporation’s articles of incorporation or regulations may provide for the classification of directors into either two or three classes so long as: (i) each class consists of at least three directors; and (ii) no director serves a term of office greater than three years. The Regulations provide for the Park Board of Directors to be divided into three classes, with staggered three-year terms.

Nomination of Directors

Under the Regulations, either the Park Board of Directors or any shareholder entitled to vote in the election of directors may nominate a candidate for election to the Park Board of Directors. Shareholder nominations must be made in writing and must be received by the President of Park not less than 14 days and not more than 50 days prior to the shareholder meeting at which directors are to be elected. If, however, notice of the meeting is mailed or disclosed to shareholders less than 21 days before the meeting date, shareholder nominations must be received by the close of business on the 7th day after notice is mailed. A shareholder’s notice to Park nominating a director must set forth:

•	the name and address of each proposed nominee;

•	the principal occupation of each proposed nominee;

•	the total number of Park common shares that will be voted for each proposed nominee;

•	the name and residence address of the notifying shareholder; and

•	the number of Park common shares beneficially owned by the notifying shareholder.

Vacancies on the Board

Under Ohio law, unless a corporation’s articles of incorporation or regulations provide otherwise, the remaining directors of a corporation may fill any vacancy in the board by the affirmative vote of a majority of the remaining directors. Directors elected to fill a vacancy serve the balance of the unexpired term. The Regulations provide that the remaining directors, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill any vacancy in the Park Board of Directors for the unexpired term.

Notwithstanding the foregoing, in the event that holders of the Series A Preferred Shares have elected Preferred Directors and the office of any Preferred Director becomes vacant for any reason other than removal from office, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

Removal of Directors

The Regulations provide that a director or directors may be removed from office, with or without assigning cause, only by the vote of the holders of shares entitling them to exercise not less than a majority of the voting power of Park to elect directors in place of those to be removed, provided that unless all of the directors (or all of the directors of a particular class) are removed, no individual director may be removed if the votes of a sufficient number of shares are cast against his removal that, if cumulatively voted at an election of all directors (or all of the directors of a particular class) would be sufficient to elect at least one director. However, under current Ohio law, the directors of an issuing public corporation with a classified board of directors may only be removed for cause. Because Park is an issuing public corporation and has a classified board of directors, the directors of Park may only be removed for cause.

Notwithstanding the foregoing, any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders of a majority of the Series A Preferred Shares.

Special Meetings of Shareholders

Pursuant to Ohio law and the Regulations, any of the following persons may call a special meeting of shareholders: (i) the chairman of the Park Board of Directors; (ii) the Company’s president, or, in case of the president’s absence, death or disability, the vice president authorized to exercise the authority of the president; (iii) the Company’s secretary; (iv) the directors by action at a meeting or a majority of the directors acting without a meeting; or (v) the holders of at least 25% of the outstanding shares entitled to vote at the meeting.

Voting Rights

Under Ohio law, shareholders have the right to make a request, in accordance with applicable procedures, to cumulate their votes in the election of directors unless a corporation’s articles of incorporation are amended, in accordance with applicable procedures, to eliminate that right. The Articles have not been amended to eliminate cumulative voting in the election of directors. Accordingly, if, in accordance with Ohio law, any Park shareholder makes a proper request and announcement of such request is made at a meeting to elect directors, each shareholder will have votes equal to the number of directors to be elected, multiplied by the number of Park common shares owned by such shareholder, and will be entitled to distribute such votes among the candidates in any manner the shareholder wishes. Except with respect to an election of directors for which cumulative voting has been properly requested, each Park common share entitles the holder thereof to one vote on each matter submitted to the shareholders of Park for consideration.

Special Voting Requirements

The Articles contain special voting requirements that may be deemed to have anti-takeover effects. These special voting requirements are described in Article Fourth and Article Eighth.

Pursuant to Article Fourth, any consummation of a binding share exchange or reclassification involving the Series A Preferred Shares, or of a merger or consolidation of Park with another corporation or other entity must be approved by the affirmative vote of at least 66 2/3% of the Series A Preferred Shares outstanding, voting as a separate class, unless in each case: (i) the Series A Preferred Shares remain outstanding or, in the case of any such merger or consolidation with respect to which Park is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent; and (ii) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series A Preferred Shares immediately prior to such consummation.

In accordance with the provisions of Article Eighth, an enlarged majority vote is required to approve Park’s consummation of any of the following actions:

•	any merger or consolidation of Park with a beneficial owner of 20% or more of the voting power of Park or an affiliate or associate of that 20% beneficial owner;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of at least 10% of the total assets of Park to or with a 20% beneficial owner or its affiliates or associates;

•	any merger of Park or one of its subsidiaries with a 20% beneficial owner or its affiliates or associates;

•
any sale, lease, exchange, mortgage, pledge, transfer or other disposition to Park or one of its subsidiaries of all or any part of the assets of a 20% beneficial owner (or its affiliates or associates), excluding any disposition which, if included with all other dispositions consummated during the fiscal year by the 20% beneficial owner or its affiliates or associates, would not result in dispositions having an aggregate fair value in excess of 1% of the total consolidated assets of Park, unless all such dispositions by the 20% beneficial owner or its affiliates or associates during the same and four preceding fiscal years would result in disposition of assets having an aggregate fair value in excess of 2% of the total consolidated assets of Park;

•	any reclassification of Park common shares or any recapitalization involving the common shares of Park consummated within five years after a 20% beneficial owner becomes such;

•	any agreement providing for any of the previously described business combinations; and

•	any amendment to Article Eighth of the Park articles of incorporation.

The enlarged majority vote required when Article Eighth applies is the greater of:

•	four-fifths of the outstanding Park common shares entitled to vote on the proposed business combination, or

•	that fraction of the outstanding Park common shares having:

•	as the numerator, a number equal to the sum of:

•	the number of Park common shares beneficially owned by the 20% beneficial owner plus

•	two-thirds of the remaining number of Park common shares outstanding,

•	and as the denominator, a number equal to the total number of outstanding Park common shares entitled to vote.

Article Eighth does not apply where: (i) the shareholders who do not vote in favor of the transaction and whose proprietary interest will be terminated in connection with a transaction are paid a “minimum price per share;” and (ii) a proxy statement satisfying the requirements of the Securities Exchange Act of 1934 is mailed to the Park shareholders for the purpose of soliciting shareholder approval of the transaction. If the price criteria and procedural requirements are satisfied, the approval of a business combination would require only that affirmative vote (if any) required by law or by the Articles or Regulations.

Amendments to Articles

Under Ohio law, shareholders may adopt amendments to the articles of incorporation by the affirmative vote of two-thirds of the shares entitled to vote on the proposal unless a corporation’s articles of incorporation provide for a different vote requirement, which cannot be less than a majority of the shares entitled to vote.

In accordance with the provisions of Article Fourth, so long as the Series A Preferred Shares are outstanding, the affirmative vote of at least 66 2/3% of the Series A Preferred Shares outstanding, voting as a separate class, is required to amend the Articles in order to: (i) authorize, create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of Park capital stock ranking senior to the Series A Preferred Shares with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation or winding up of Park; or (ii) amend, alter or repeal any provision of the Articles so as to adversely affect the rights, preferences, privileges or voting powers of the holders of the Series A Preferred Shares.

As discussed above under the caption “Special Voting Requirements,” the Articles provide that, when there is one or more controlling persons of Park (i.e., persons who beneficially own shares of Park entitling them to exercise at least 20% of the voting power in the election of directors), Article Eighth cannot be altered, changed or repealed unless the amendment is adopted by a specified proportion of Park’s shareholders.

Amendments to Regulations

Under Ohio law, shareholders of Ohio corporations may amend a corporation’s regulations or adopt revised regulations consistent with Ohio law and a corporation’s articles of incorporation, by the affirmative vote of a majority of shares entitled to vote if done at a shareholder meeting. Shareholders may amend the regulations without a meeting by the affirmative vote of the holders of two-thirds of the shares entitled to vote on the proposal. Ohio law provides that a corporation’s articles of incorporation or regulations may increase or decrease the required shareholder vote, but may not allow approval by less than a majority of the voting power.

The Regulations provide that they may be amended by the shareholders at a meeting by the affirmative vote of the holders of not less than two-thirds of the voting power of Park entitled to vote on such proposal, or without a meeting by the written consent of the holders of not less than two-thirds of the voting power of Park entitled to vote on such proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

By: /s/ John W. Kozak
John W. Kozak
Chief Financial Officer

Date: May 14, 2009